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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) of the
                         SECURITIES EXCHANGE ACT OF 1934


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                          Date of Report: June 13, 2002


                         Alloy Steel International, Inc.
                         -------------------------------
               (Exact Name of Registrant as Specified in Charter)



         Delaware                  000-32875                    98-0233941
         --------                  ---------                    ----------
(State or other jurisdiction      (Commission                  (IRS Employer
       of incorporation)          File Number)               Identification No.)



42 Mercantile Way Malaga
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P.O. Box 3087 Malaga DC 6945
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(Address of principal executive offices)



Registrant's telephone number, including area code:  61 8 9248 3188
                                                     --------------





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Item 5.  Other Events and Regulation FD Disclosure

Alloy Steel International Inc. (OTCBB: AYSI) The Chairman of the Board, Mr G Kostecki, is to visit China for an eight day period at the invitation of China Iron & Steel Industries Group Corporation. He will be accompanied by Mr Zhang Weili, Managing director of CMIEC Australia Pty Ltd, the Australian company used by the Chinese government to facilitate trade between the two countries.

It is intended that Mr Kostecki will hold briefings regarding Alloy Steel International Inc product Arcoplate and the benefits to specify Arcoplate as their preferred wear plate to mining companies and other industrial users.

Mr Kostecki will also be arranging trials of Arcoplate in specific mine sites and industrial situations.

Following these trials, selective marketing of Arcoplate is expected to commence in China in approximately 30 months

Once a market sufficient to support a manufacturing plant has been established, the company will look to establish a production operation either by way of joint venture or on its own account in China.

The present wear plate market in China is estimated to be in the quantum of $500,000,000 per annum.







                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          ALLOY STEEL INTERNATIONAL, INC.




Date:  June 13, 2002                       By: /s/ Alan Winduss
                                              ---------------------------------
                                              Name: Alan Winduss
                                              Its:  Chief Financial Officer



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